Exhibit 10.2

FIRST AMENDMENT TO THE

AMENDED AND RESTATED

FISHER COMMUNICATIONS, INC.

SUPPLEMENTAL PENSION PLAN

THIS FIRST AMENDMENT (“First Amendment”) is made this 3rd day of December, 2007 by Fisher Communications, Inc. (“Company”), a corporation duly organized and existing under the laws of the state of Washington.

Recitals

A. Company is the sponsor of the Amended and Restated Fisher Communications, Inc. Supplemental Pension Plan (“Restated Plan”).

B. The original Plan was established as of the 29th day of February, 1996, and restated on December 5, 2001, and again on February 12, 2005. It was subsequently amended on December 1, 2004 and again on June 10, 2005. It was last amended and restated as of the 31st day of December, 2005.

C. Pursuant to and as permitted by Section 21 of the Restated Plan, Company wishes to amend the Restated Plan to comply with the requirements imposed on nonqualified deferred compensation plans by the American Jobs Creation Act of 2004, as codified in § 409A of the U.S. Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder, and to correct a clerical error in the Restated Plan.

Amendments

1. Section 2(c)(iii) of Restated Plan Amended. Section 2(c)(iii) of the Restated Plan is hereby amended to read as follows in its entirety:

“(iii) Elective Contributions. Elective contributions are amounts excludable from the employee’s gross income under Code § 125or treated as an “elective deferral” under Code § 402(g)(3) and contributed by the employer, at the employee’s election, to a Code § 401(k) arrangement or cafeteria plan.”

2. Section 3, Third Full Paragraph, of Restated Plan Amended. The third full paragraph of Section 3 of the Restated Plan is hereby amended to read as follows in its entirety:

“If a Participant’s employment with the Company is terminated, other than voluntarily, prior to attaining age sixty-five (65), for any reason other than death or total and permanent disability, the Participant’s accrued benefit shall be paid in the form of a monthly annuity commencing at age sixty-five (65). Any annuity shall be payable under the same terms and conditions as contemplated by Paragraph 2 of this Plan; provided, however that payments shall only continue until the death of the Participant’s surviving spouse if (i) the beneficiary designated in Paragraph 7 below is the Participant’s surviving spouse, and (ii) the Participant was married to said spouse on the Participant’s termination date.”

Exhibit 10.2

3. New Section 5(d) Added to Restated Plan. The following new Section 5(d) is hereby added to the Restated Plan:

“(d) Notwithstanding any contrary provisions of this Plan, whenever the terms “disabled” and “disability” are used in the Plan, such terms shall mean, with respect to a Participant, that the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.”

4. Section 8(b) of Restated Plan Deleted. Section 8(b) of the Restated Plan is hereby deleted in its entirety.

5. Remaining Provisions of Restated Plan Unchanged. Except as specifically described in this First Amendment, the Plan shall remain in full force and effect as before the Amendment.

6. Effective Date. This First Amendment is intended to bring the Restated Plan into compliance with § 409A of the U.S. Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder and shall have retroactive effect to January 1, 2004.

IN WITNESS WHEREOF, the Company has executed this Amendment on the date set forth in the first paragraph hereof.

FISHER COMMUNICATIONS, INC. a Washington corporation

By	/s/ Colleen B. Brown
Colleen B. Brown
President and Chief Executive Officer

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